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                                                                   EXHIBIT 10.34

                                  [LETTERHEAD]

                                                  Non-Negotiable Promissory Note
$ 775,000.00
Chicago, Illinois                                                  July 22, 1996

          FOR VALUE RECEIVED, AccuMed International, Inc. ("AccuMed") having an office at 900 North Franklin, Chicago, Illinois 60610 hereby promises to pay Radco Ventures, Inc. ("Radco") the principal sum of $775,000.00 without interest. This note shall be payable on July 21, 1997 unless earlier satisfied in accordance with the terms hereof.

          This note shall be deemed satisfied and shall be cancelled upon the closing of the purchase by AccuMed from the holders thereof ("Holders") of the Radco common stock and the Radco promissory notes sold to investors in 1996 pursuant to Regulation S promulgated under the Securities Act of 1933, as amended, for a purchase price equal to $1,105 per unit.

          If any provision of this note is held for any reason to be unenforceable, the remainder of this note shall nevertheless remain in full force and effect.

          This note supersedes all prior agreements, arrangements or understandings of the parties with respect to its subject matter.

          This note shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, and may not be changed orally.

          IN WITNESS WHEREOF, Accumed International, Inc. has caused this note to be duly executed on its behalf on the date first above stated.


                                        ACCUMED INTERNATIONAL, INC.

                                        BY /s/ Peter P. Gombrich
                                          -------------------------------

WITNESS:

/s/ Mark L. Santor
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